Company Contact:	Investor Relations Contact:
Mr. Michael Lin	Mr. Crocker Coulson
Vice President, Investor Relations	President
China Public Security Technology, Inc.	CCG Elite Investor Relations
Tel: +1-949-743-0868	Tel: +1-646-213-1915 (NY office)
Email: mlin@chinacpby.com	Email: crocker.coulson@ccgir.com

FOR IMMEDIATE RELEASE

China Public Security Technology, Inc. Appoints New CFO

SHENZHEN CITY, China, December 13, 2007 – China Public Security Technology, Inc., (OTC Bulletin Board: CPBY) ("China Public Security" or the "Company"), a leading provider of public security information technology and Geographic Information Systems ("GIS") software services, today announced the appointment of Mr. Zhaoyang Chen as its Chief Financial Officer, following the resignation of Mr. William Ho from that position on December 13, 2007 to pursue other interests.

Mr. Chen has had over 15 years’ experience in the field of financial management and investments and has served as the Company’s Vice President of Investments since April 2007. Prior to joining the Company, Mr. Chen served for three years as the General Manager of the Gaoying Group (Hong Kong), where he was responsible for overall operations and several acquisition projects; for five years as the Assistant General Manager of the Shenzhen Zheng Jia Investment Company, where he was responsible for corporate finance management and project investments; and for three years as the General Manager for Risk Control with the Shenzhen Zhong Cheng Enterprises Group. Mr. Chen also served for three years as the Chief Financial Officer and Director of Guizhou Fu Bao Co., Ltd., where he assisted the company in its application for A Share listing in China. Mr. Chen holds a Bachelor’s degree in Accounting from the Hangzhou Dianzi University.

"I am very pleased to be a part of China Public Security during this time of rapid growth and strong performance," commented Mr. Chen. "I look forward to adding my experience and expertise to an already impressive management team."

"Mr. Chen brings strength in leadership, international experience and corporate finance to China Public Security," commented Mr. Jiang Huai Lin, Chief Executive Officer of China Public Security. "Mr. Chen's in-depth accounting experience will enhance our finance, operations and business strategies and make him a valuable addition to our team."

About China Public Security Technology, Inc.

Through its wholly-owned Chinese subsidiary, China Public Security is focused on the development and implementation of large scale, high-tech public security and Geographic Information System ("GIS") related projects. The Company provides a broad portfolio of fully integrated solutions and services, including public security information technology (First Responder Coordination Platform, Intelligent Border Control and Intelligent Security Surveillance), Geographic Information System (Police-use GIS and Civil-use GIS), and e-Government Platform services, software sales and maintenance. Through its exclusive contractual arrangement with Shenzhen iASPEC Software Engineering Company Limited (iASPEC), China Public Security has the licenses to 16 registered and copyrighted software applications in China. In addition, iASPEC is considered the Company’s variable interest entity, and its financial data and information is consolidated into the Company’s accounts. To learn more about the Company, please visit the corporate website at http://www.chinacpby.com.

Safe Harbor Statement

This press release may contain certain "forward-looking statements" relating to the business of China Public Security Technology, Inc., and its subsidiary companies. All statements, other than statements of historical fact included herein are "forward-looking statements" including statements regarding the ability of the Company to achieve its commercial objectives, the business strategy, plans and objectives of the Company and its subsidiaries and any other statements of non-historical information. These forward-looking statements are often identified by the use of forward-looking terminology such as "believes," "expects" or similar expressions, involve known and unknown risks and uncertainties. Although the Company believes that the expectations reflected in these forward-looking statements are reasonable, they do involve assumptions, risks and uncertainties, and these expectations may prove to be incorrect. Investors should not place undue reliance on these forward-looking statements, which speak only as of the date of this press release. The Company’s actual results could differ materially from those anticipated in these forward-looking statements as a result of a variety of factors, including those discussed in the Company’s periodic reports that are filed with the Securities and Exchange Commission and available on its website (http://www.sec.gov). All forward-looking statements attributable to the Company or persons acting on its behalf are expressly qualified in their entirety by these factors. Other than as required under the securities laws, the Company does not assume a duty to update these forward-looking statements.

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